Exhibit 10.26

REALTY INCOME CORPORATION. 2021 INCENTIVE AWARD PLAN
RESTRICTED STOCK GRANT NOTICE FOR EXECUTIVES
Capitalized terms not specifically defined in this Restricted Stock Grant Notice (the “Grant Notice”) have the meanings given to them in the Realty Income Corporation 2021 Incentive Award Plan (as amended from time to time, the “Plan”).
Realty Income Corporation, a Maryland corporation (the “Company”) has granted to the participant listed below (“Participant”) the shares of Restricted Stock described in this Grant Notice (the “Restricted Shares”), subject to the terms and conditions of the Plan and the Restricted Stock Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Number of Restricted Shares:
Vesting Commencement Date:
Vesting Schedule:
Vesting Dates	Number of Shares

By accepting this grant (by clicking the “Accept” button), Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this grant and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

REALTY INCOME CORPORATION
By:
Name:
Title:

Exhibit A
RESTRICTED STOCK AGREEMENT FOR EXECUTIVES
Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
ARTICLE I.
GENERAL
1.1    Issuance of Restricted Shares. The Company will issue the Restricted Shares to Participant effective as of the grant date set forth in the Grant Notice and will cause (a) a stock certificate or certificates representing the Restricted Shares to be registered in Participant’s name or (b) the Restricted Shares to be held in book-entry form. If a stock certificate is issued, the certificate will be delivered to, and held in accordance with this Agreement by, the Company or its authorized representatives and will bear the restrictive legends required by this Agreement. If the Restricted Shares are held in book-entry form, then the book-entry will indicate that the Restricted Shares are subject to the restrictions of this Agreement.
1.2    Incorporation of Terms of Plan. The Restricted Shares are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
ARTICLE II.
VESTING, FORFEITURE AND ESCROW
Vesting.
(a)Subject to Section 2.2 below, the Restricted Shares will become vested Shares (the “Vested Shares”) according to the vesting schedule in the Grant Notice.
(b)In addition, the Restricted Shares will become Vested Shares (i) upon Participant’s Termination of Service by the Company without Cause or due to a Constructive Termination within eighteen (18) months following a Change in Control, or (ii) upon Participant’s Termination of Service due to Participant’s death.
(c)In the event of Participant’s Termination of Service due to Participant’s Disability, the Restricted Shares will continue to vest in accordance with the vesting schedule in the Grant Notice, so long as (i) Participant’s Disability is continuing and (ii) Participant is not employed by another employer on the applicable vesting date.
(d)In the event of Participant’s Termination of Service due to a Qualifying Retirement the Restricted Shares will become Vested Shares.
(e)For purposes of this Agreement “Constructive Termination” means Participant’s resignation of employment within sixty (60) days of one or more of the following events which remains uncured thirty (30) days after Participant’s delivery of written notice thereof, and which resignation is effective not more than thirty (30) days following the expiration of such cure period: (1) the delegation to Participant of duties or the reduction of Participant’s duties, either of which substantially reduces the nature, responsibility, or character of Participant’s position immediately prior to such delegation or reduction; (2) a material reduction by the Company in Participant’s base salary in effect immediately prior to such reduction; or (3) the Company’s relocation of Participant’s principal office location to a place more than forty (40) miles from the Company’s present headquarters location (except that reasonably required travel on the Company’s business shall not be considered a relocation).
(f)“Qualifying Retirement” means Participant’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code) with the Company, other than as a result of Participant’s death or termination by the Company for Cause, at a time when (i) the sum of Participant’s age and consecutive years of service as an employee of the Company equals or exceeds sixty-five (65), and (ii) Participant has completed at least three (3) consecutive years of service as an employee of the Company, provided that Participant has (x) provided the Company with at least six (6) months’ advance written notice of Participant’s retirement (or such other shorter minimum advance written notice that is acceptable to the Administrator in its sole discretion) and (y) executed and delivered a release of claims to the Company in the form acceptable to the Company that becomes effective and irrevocable within 60 days following Participant’s “separation from service”. For purposes of this Agreement, (A) if the Participant incurs a “separation from service” for any reason during such notice period, such “separation from service” shall not be deemed to have occurred by reason of Participant’s Qualifying Retirement for the purposes of this Agreement, and (B) provided that Participant continues in employment with the Company through the notice period, the Participant’s employment shall automatically terminate upon the termination date set forth in such notice (or such other date accepted by the Administrator).
2.2    Forfeiture. Subject to Sections 2.1(b), 2.1(c) and 2.1(d) above, in the event of Participant’s Termination of Service for any reason, Participant will immediately and automatically forfeit to the Company any Shares that are not Vested Shares (the “Unvested Shares”) at the time of Participant’s Termination of Service, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company; provided that in the event of a Termination of Service for any reason, other than a due to a termination by the Company for Cause, where Participant has provided the Company with at least thirty (30) days’ advance written notice of Participant’s intent to resign (or as otherwise acceptable to the Company in its sole discretion) and does not incur a Termination of Service earlier, a number of Unvested Shares shall vest on the date of such Termination of Service equal to the number of Restricted Shares that would have vested on the vesting date next following the date of the Termination of Service (had Participant not experienced a Termination of Service prior to such date), pro-rated based on the number of days elapsed from the vesting date immediately preceding the date of the Termination of Service through the date of the Termination of Service (as a portion of the number of days between such Vesting Date and the Vesting Date next following the date of the Termination of Service), rounded down to the nearest whole Restricted Share. Upon forfeiture of Unvested Shares, the Company will become the legal and beneficial owner of the Unvested Shares and all related interests and Participant will have no further rights with respect to the Unvested Shares.
2.3    Escrow.
(a)Unvested Shares will be held by the Company or its authorized representatives until (i) they are forfeited, (ii) they become Vested Shares or (iii) this Agreement is no longer in effect. By accepting this Award, Participant appoints the Company and its authorized representatives as Participant’s attorney(s)-in-fact to take all actions necessary to effect any transfer of forfeited Unvested Shares to the Company as may be required pursuant to the Plan or this Agreement and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its authorized representative, will not be liable for any good faith act or omission with respect to the holding in escrow or transfer of the Restricted Shares.
(b)As soon as reasonably practicable following the date on which an Unvested Share becomes a Vested Share, the Company will cause the certificate (or a new certificate without the legend required by this Agreement, if Participant so requests) representing the Share to be delivered to Participant or, if the Share is held in book-entry form, cause the notations indicating the Share is subject to the restrictions of this Agreement to be removed.
2.4    Rights as Stockholder. Except as otherwise provided in this Agreement or the Plan, upon issuance of the Restricted Shares by the Company, Participant will have all the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive dividends or other distributions paid or made with respect to the Restricted Shares.

ARTICLE III.
TAXATION AND TAX WITHHOLDING
3.1    Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of the Restricted Shares and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2    No Section 83(b) Elections. Participant agrees that Participant will not file an election under Section 83(b) of Code, with respect to the Restricted Shares without the consent of the Administrator. If Participant files a Section 83(b) election without the consent of the Administrator, all of the Unvested Shares shall thereupon automatically be forfeited, without proration (notwithstanding Section 2.2(a) hereof).
3.3    Tax Withholding.
(a)The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the Restricted Shares as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise deliverable under the Award.
(b)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Restricted Shares, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Restricted Shares. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Restricted Shares or the subsequent sale of the Restricted Shares. Participant represents that he or she has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and that Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Company and the Subsidiaries do not commit and are under no obligation to structure this Award to reduce or eliminate Participant’s tax liability.
ARTICLE IV.
RESTRICTIVE LEGENDS AND TRANSFERABILITY
4.1    Legends. Any certificate representing a Restricted Share will bear the following legend or such other legend as may be determined by the Company until the Restricted Share becomes a Vested Share:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
4.2    Transferability. Unless permitted by the Administrator, the Restricted Shares are subject to the restrictions on transfer in the Plan and may not be sold, assigned or transferred in any manner unless and until they become Vested Shares. Any attempted transfer or disposition of Unvested Shares prior to the time the Unvested Shares become Vested Shares will be null and void. The Company will not be required to (a) transfer on its books any Restricted Share that has been sold or otherwise transferred in violation of this Agreement or (b)  treat as owner of such Restricted Share or accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Share has been so transferred. The Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, or make appropriate notations to the same effect in its records.

ARTICLE V.
OTHER PROVISIONS
5.1    Adjustments. Participant acknowledges that the Restricted Shares are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
5.2    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
5.3    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.4    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
5.5    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company, including without limitation any acquirer of the Company in a Change in Control. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
5.6    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Restricted Shares will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
5.7    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
5.8    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
5.9    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Award.
5.10    Not a Contract of Employment or Service. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
5.11    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
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